Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of National Oilwell Varco, Inc. and in each related Prospectus of our reports dated February 14, 2014, except for Notes 1, 15, and 17, as to which the date is August 14, 2014, with respect to the consolidated financial statements and schedule of National Oilwell Varco, Inc., and February 14, 2014, with respect to the effectiveness of internal control over financial reporting of National Oilwell Varco, Inc., included in the Current Report (Form 8-K) of National Oilwell Varco, Inc. dated August 14, 2014, filed with the Securities and Exchange Commission.

Form	Description

S-8	National-Oilwell, Inc. Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859)

S-8	National-Oilwell Retirement and Thrift Plan (No. 333-36359)

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-123310)

S-8	National Oilwell Varco, Inc. Employee Stock Purchase Plan (No. 333-123301)

S-8	Varco International Inc. 2003 Equity Participation Plan; Stock Option Plan for Non-Employee Directors, as amended; Varco International, Inc. 1990 Stock Option Plan; 1994 Directors’ Stock Option Plan; Varco International, Inc. 401(k)/Profit Sharing Plan (No. 333-123287)

S-8	Varco International, Inc. Deferred Compensation Plan (No. 333-123286)

S-8	National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Stock Plan (No. 333-118721)

S-4	Registration Statement on Form S-4 for the registration of shares of common stock in conjunction with the merger with Varco International, Inc. (No. 333-119071)

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-159333)

S-3	Registration Statement on Form S-3 for the registration of debt securities (No. 333-184953)

S-8	National Oilwell Varco, Inc. Long-Term Incentive Plan (No. 333-188818)

/s/ Ernst & Young LLP

Houston, Texas

August 14, 2014